Exhibit 21.1

BORGWARNER INC. (Parent)*
NAME OF SUBSIDIARY

BorgWarner TorqTransfer Systems Inc.
BorgWarner Powdered Metals Inc.
BorgWarner South Asia Inc.
Divgi-Warner Private Limited
BorgWarner Automotive Asia Limited
BorgWarner Automotive Components (Ningbo) Co., Ltd.
BorgWarner Shenglong (Ningbo) Co. Ltd.
BorgWarner TorqTransfer Systems Beijing Co., Ltd.
BorgWarner United Transmission Systems Co., Ltd.
BorgWarner Diversified Transmission Products Inc.
BorgWarner Diversified Transmission Products Services Inc.
BorgWarner Drivetrain Management Services de Mexico S.A. de C.V.
BorgWarner Drivetrain de Mexico S.A. de C.V.
BorgWarner Poland Sp. z.o.o
BorgWarner Drivetrain Engineering GmbH
BorgWarner TorqTransfer Systems Ochang Inc.
BorgWarner Emissions Systems Inc.
BorgWarner Emissions Systems of Michigan Inc.
BorgWarner Emissions Systems Holding Inc.
BorgWarner Thermal Systems Inc.
BorgWarner Thermal Systems of Michigan Inc.
BorgWarner Cooling Systems (India) Private Limited
BorgWarner Morse TEC Inc.
BorgWarner Canada Inc.
BorgWarner Japan Inc.
BorgWarner Morse TEC Japan K.K.
BorgWarner Morse TEC Mexico, S.A. de C.V.
BorgWarner Morse TEC Private Limited
BorgWarner Morse TEC Korea Ltd.
BorgWarner Transmission Systems Inc.
BorgWarner Transmission Systems Monaco S.A.M.
BorgWarner NW Inc.
BorgWarner Transmission Systems Korea Ltd.
Transmission Systems AutoForm Ltd.
NSK-Warner K.K.
NSK-Warner (Shanghai) Co., Ltd.
NSK-Warner U.S.A., Inc.
BorgWarner Europe Inc.
BorgWarner Holding Inc.
BorgWarner Transmission Systems Tulle S.A.S.
BorgWarner Turbo & Emissions Systems France S.A.S.
BW Holding Ltd.
BorgWarner Europe GmbH
BorgWarner Holdings Limited
BorgWarner Limited
Kysor Europe Limited
Morse TEC Europe S.r.l.
BorgWarner Germany GmbH
BorgWarner BERU Systems GmbH
BERU Italia S.r.l.

Exhibit 21.1

BERU Mexico S.A. de C.V.
BorgWarner BERU Systems Kandel GmbH
BorgWarner BERU Systems Korea Co., Ltd.
BERU Diesel Start Systems Pvt. Ltd.
BorgWarner BERU Systems Ireland Ltd.
BorgWarner Cooling Systems GmbH
BorgWarner Spain Holding, S.L.
BorgWarner Emissions Systems Spain, S.L.
BorgWarner Emissions Systems India Private Limited
BorgWarner Emissions Systems Portugal, Unipessoal LDA
BorgWarner IT Services Group Europe GmbH
BorgWarner TorqTransfer Systems AB
BorgWarner TorqTransfer Systems Holding AB
BorgWarner TTS Kft.
BorgWarner TTS, S. de R.L. de C.V.
BorgWarner Transmission Systems Arnstadt GmbH
BorgWarner Transmission Systems GmbH
BorgWarner Vertriebs und Verwaltungs GmbH
BorgWarner Turbo Systems Worldwide Headquarters GmbH
BorgWarner Turbo Systems GmbH
BorgWarner Turbo Systems Alkatreszgyarto Kft.
BorgWarner Turbo Systems Engineering GmbH
Creon Insurance Agency Limited
BorgWarner Trustees Limited
Kuhlman Corporation
BWA Turbo Systems Holding Corporation
BorgWarner Turbo Systems Inc.
BorgWarner Turbo Systems of Michigan Inc.
BorgWarner Cooling Systems Korea, Inc.
BorgWarner Brasil Ltda.
SeohanWarner Turbo Systems, Ltd.
Bronson Specialties Inc.
BWA Receivables Corporation
BorgWarner Comercial e Distribuidora de Pecas para Veiculos Automotores Ltda.
BorgWarner Investment Holding Inc.
BorgWarner (China) Investment Co., Ltd.
BorgWarner Turbo and Emissions Systems de Mexico S.A. de C.V.
BorgWarner (Thailand) Limited
BorgWarner (China) Research & Development Co., Ltd.

*This list includes significant equity investees.